Exhibit 99.1

Global Net Lease Successfully Closes Second Phase of Multi-Tenant Portfolio Sale

− Sale of 28 Properties Generates Approximately $400 Million in Gross Proceeds

− Remains On Track to Close Third and Final Phase by End of Q2’25

NEW YORK – June 11, 2025 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”) announced the successful closing of the second phase of the sale of its multi-tenant portfolio to RCG Ventures, LLC on June 10, 2025, including 28 encumbered properties. The second phase generated approximately $400 million in gross proceeds upon closing1.

GNL remains on track to complete the third and final phase of the multi-tenant portfolio sale, consisting of 12 encumbered properties, by the end of the second quarter of 2025. The incremental net proceeds from the final two phases are expected to be used to reduce leverage by paying down the outstanding balance on GNL’s Revolving Credit Facility.

“The successful closing of the second phase of our multi-tenant portfolio sale is another important step in GNL’s transformation,” said Michael Weil, CEO of GNL. “The overall initiative reflects our commitment to executing our strategic plan, specifically lowering leverage and completing the transformation to a dedicated single-tenant portfolio, reinforcing our balance sheet, and maintaining strong liquidity. As we move toward completing the third and final phase by the end of the second quarter of 2025, we are focused on leveraging the financial flexibility we have created to support GNL’s long-term growth and further strengthen our capital structure.”

GNL completed the first phase of the multi-tenant portfolio sale in March 2025, generating approximately $1.1 billion in gross proceeds upon closing.

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded internally managed real estate investment trust that focuses on acquiring and managing a global portfolio of income producing net lease assets across the U.S., and Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “potential,” “predicts,” “plans,” “intends,” “would,” “could,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks that any potential future acquisition or disposition (including the proposed closing of the final encumbered properties portion of the multi-tenant portfolio) by the Company is subject to market conditions, capital availability and timing considerations and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in the Company’s forward-looking statements are set forth in the “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts:

Investor Relations

Email: investorrelations@globalnetlease.com

Phone: (332) 265-2020

Footnotes:

1 Includes a $256 million mortgage that is being assumed by RCG Ventures, LLC.